UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2007 (November 1, 2007)

NATIONWIDE FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12785	31-1486870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Nationwide Plaza, Columbus, Ohio	43215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 249-7111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 – Results of Operations and Financial Condition

Item 7.01 – Regulation FD Disclosure

On November 1, 2007, Nationwide Financial Services, Inc. (the Company) issued a press release reporting its financial results as of and for the three and nine months ended September 30, 2007, which is included as Exhibit 99.1. In addition, recent market events have led to requests for more specific information concerning securities containing Sub-prime and Alt-A collateral. In support of the Company’s commitment to transparency, the table included as Exhibit 99.2 discloses the Company’s exposure to Sub-prime and Alt-A collateral. Additional information concerning the Company’s investment activity can be found in the Company’s Quarterly Report on Form 10-Q, which is available on the investor relations section of the Company’s Web site at www.nationwide.com (upon filing). This information, set forth under “Item 2.02 Results of Operations and Financial Condition” and “Item 7.01 Regulation FD Disclosure,” is intended to be furnished, rather than filed. Such information, including the Exhibits attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be incorporated by reference into any filing made under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference to such filing.

Exhibit 99.1 Press release dated November 1, 2007.

Exhibit 99.2 Sub-prime and Alt-A disclosure as of September 30, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONWIDE FINANCIAL SERVICES, INC. (Registrant)

Date: November 1, 2007	/s/ Timothy G. Frommeyer
Timothy G. Frommeyer Senior Vice President – Chief Financial Officer